For Immediate Release

Ferro Schedules Conference Call for 2013 Second-Quarter Results

CLEVELAND, Ohio – July 24, 2013 – Ferro Corporation (NYSE: FOE) announced today that it will conduct a conference call on Thursday, August 1, 2013 at 10:00 a.m. Eastern Time to discuss financial results for the three months ended June 30, 2013, and provide a current view of 2013 business conditions. Participants from Ferro will include President and Chief Executive Officer Peter Thomas, Vice President and Chief Financial Officer Jeffrey Rutherford and Treasurer and Director of Investor Relations John Bingle.

If you wish to listen to the conference call, dial 800-915-4217 (toll free) if calling from the United States or Canada, or dial 212-231-2934 if calling from outside North America. Please dial into the call approximately 10 minutes before the call is planned to begin. A live Webcast will also be available by clicking on the Investor Information link at the top of Ferro’s Web site at http://www.ferro.com.

A replay of the call will be available from noon Eastern Time on August 1, 2013, until noon Eastern Time on August 7. To access the replay, dial 800-633-8284 (toll-free) if calling from the United States or Canada, or dial 402-977-9140 if calling from outside North America. Use the program ID #21669223 to access the audio replay. The Webcast replay will also be available by clicking on the Investor Information link on the Ferro corporate Web site at http://www.ferro.com, beginning at approximately noon Eastern Time on August 1.

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global supplier of technology-based performance materials and chemicals for manufacturers. Ferro products are sold into the building and construction, automotive, appliances, electronics, household furnishings, and industrial products markets. Headquartered in Mayfield Heights, Ohio, the Company has approximately 4,700 employees globally and reported 2012 sales of $1.8 billion.

Contacts

Ferro Corporation
Investor Contact:
John Bingle, 216-875-5411
Treasurer and Director of Investor Relations
john.bingle@ferro.com

or

Media Contact:
Mary Abood, 216-875-5401
Director, Corporate Communications
mary.abood@ferro.com